Exhibit 5.1

NORTH AMERICA SOUTH AMERICA EUROPE ASIA	800 Capitol St., Suite 2400 Houston, TX 77002-2925 T +1 (713) 651-2600 F +1 (713) 651-2700

April 17, 2023

Nxu, Inc.

1828 N. Higley Road, Suite 116

Mesa, AZ 85205

Re:	Nxu, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Atlis Motor Vehicles Inc., a Delaware corporation (“Atlis”), in connection with the preparation of the registration statement on Form S-4 of Nxu, Inc., a Delaware corporation and wholly-owned subsidiary of Atlis (the “Company”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 17, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to the number of registered shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) that may become issuable upon the consummation of the merger (the “Merger”) of Atlis with Atlis Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with Atlis surviving as a wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023, by and among Atlis, the Company and Merger Sub (the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as in effect on the date hereof, (iii) the Bylaws of the Company, as in effect on the date hereof, (iv) the Merger Agreement, (v) the resolutions of the Board of Directors of the Company, adopted on April 16, 2023, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have assumed that, prior to the issuance of the Shares, (i) the Registration Statement, as finally amended, will have become effective under the Securities Act, (ii) the Certificate of Merger will have been filed with and accepted by the Secretary of State of the State of Delaware, and (iii) the Merger will have been consummated in accordance with the terms of the Merger Agreement.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

April 17, 2023 Page 2

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of Shares” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP